EXHIBIT 99.1

The table below specifies the date of the transaction, number of shares, weighted-average price per share and range of price per share of the common shares of Canadian National Railway Company (the “Issuer”) sold by each of Cascade Investment, L.L.C. (“Cascade”) and Bill & Melinda Gates Foundation Trust (the “Trust”) during the period from May 13, 2022, to May 25, 2022. The Issuer’s common shares are listed on the New York Stock Exchange, priced in U.S. dollars (“USD”), and on the Toronto Stock Exchange, priced in Canadian dollars (“CAD”). All transactions were effected in the market through brokers. Each of Cascade and the Trust undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in the table below.

	Number of Shares Sold		Weighted Average		Range of Price per Share
Date of Transaction	Cascade	Trust	Price per Share		Low		High
May 13, 2022	332,764	63,420	CAD	143.1852	CAD	142.7849	CAD	143.7836
May 13, 2022	540,071	102,930	CAD	144.2718	CAD	143.7900	CAD	144.7843
May 13, 2022	16,158	3,080	CAD	144.9162	CAD	144.7900	CAD	145.2967
May 16, 2022	22,310	4,252	CAD	143.4414	CAD	142.6246	CAD	143.6235
May 16, 2022	397,005	75,664	CAD	144.2608	CAD	143.6246	CAD	144.6236
May 16, 2022	517,734	98,673	CAD	144.8584	CAD	144.6252	CAD	145.6073
May 16, 2022	9,987	1,903	CAD	145.6905	CAD	145.6300	CAD	145.8200
May 17, 2022	737,473	140,552	CAD	147.6876	CAD	147.1079	CAD	148.1068
May 17, 2022	198,165	37,767	CAD	148.3115	CAD	148.1091	CAD	148.6400
May 17, 2022	20,158	3,842	CAD	149.4217	CAD	149.2500	CAD	149.4500
May 18, 2022	195,862	37,328	CAD	145.0142	CAD	144.5797	CAD	145.5795
May 18, 2022	58,785	11,204	CAD	145.8287	CAD	145.5800	CAD	146.5600
May 18, 2022	217,596	41,471	CAD	147.3726	CAD	146.5800	CAD	147.5740
May 18, 2022	427,421	81,460	CAD	148.2062	CAD	147.5800	CAD	148.5600
May 18, 2022	84	16	CAD	148.6600	CAD	148.6600	CAD	148.6600
May 19, 2022	146,764	27,971	CAD	141.6440	CAD	140.8000	CAD	141.7996
May 19, 2022	586,237	111,729	CAD	142.1735	CAD	141.8000	CAD	142.7968
May 19, 2022	121,728	23,200	CAD	143.1156	CAD	142.8000	CAD	143.5900
May 20, 2022	354,727	67,606	CAD	142.7180	CAD	142.0716	CAD	143.0711
May 20, 2022	325,835	62,100	CAD	143.3433	CAD	143.0716	CAD	143.6200
May 23, 2022	100,615	19,176	USD	112.9304	USD	112.1900	USD	113.1800
May 23, 2022	150,232	28,632	USD	113.4750	USD	113.1900	USD	113.9900
May 24, 2022	305,376	58,201	CAD	141.4112	CAD	140.9800	CAD	141.9748
May 24, 2022	61,244	11,672	CAD	142.3733	CAD	141.9800	CAD	142.9468
May 24, 2022	12,347	2,353	CAD	143.2152	CAD	142.9900	CAD	143.7900
May 25, 2022	136,753	26,063	CAD	140.2799	CAD	139.6547	CAD	140.6516
May 25, 2022	466,029	88,818	CAD	141.1289	CAD	140.6600	CAD	141.6453
May 25, 2022	336	64	CAD	141.7150	CAD	141.6700	CAD	141.7500
May 25, 2022	125,395	23,898	USD	109.9465	USD	109.7300	USD	110.3000

1